UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2010

WESTERN IOWA ENERGY, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-51965	42-2143913
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 S. Center Street P.O. Box 399 Wall Lake, Iowa	51466
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (712) 664-2173

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 28, 2010, Western Iowa Energy, LLC (the “Company”) entered into an additional extension (the “Extension”) to its Management and Operational Services Agreement (“MOSA”) with Renewable Energy Group, Inc., REG Services Group, LLC and REG Marketing & Logistics Group, LLC.

The Company first entered into the MOSA on May 9, 2005 with West Central Cooperative. On September 21, 2006, West Central Cooperative assigned its interests in the MOSA to Renewable Energy Group, Inc. (“REG”). Pursuant to the terms of the MOSA, as amended, REG manages the Company’s plant, procures feedstock and chemical inputs for the Company’s plant, and markets the Company’s biodiesel and glycerin. On approximately April 7, 2009, REG provided to the Company twelve months written notice of its intent to terminate the MOSA. On March 16, 2010, the Company and REG agreed to an extension of the MOSA through May 3, 2010. On May 13, 2010, the Company and REG finalized another extension of the MOSA through May 31, 2010. Pursuant to the Extension dated May 28, 2010, the term of the MOSA, as amended, shall continue through and terminate after June 11, 2010. The Extension is attached hereto as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits

(a) None.

(b) None.

(c) None.

(d) Exhibits.

Exhibit No.     Description

99.1          Third Extension to Management and Operational Services Agreement dated May 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN IOWA ENERGY, LLC

June 3, 2010	/s/ William J. Horan

Date	William J. Horan, President

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